EXHIBIT 10.6

NSU RESOURCES INC

MINUTES of a Meeting of the Board of Directors of NSU Resources Inc., (the “Company”) held via Teleconference, on the 21th of April 2013 at 19:00 Standard Eastern Time with Dr Williams in Montreal, Canada and Dr Duchesne in Toronto Canada.

Present: Dr Robert Williams, Dr. Luc C Duchesne, via teleconference. Constituting a quorum of the members of the Board of Directors.

The Directors waived notice of the Meeting: The Meeting was called to discuss the sale of NSU’s rare earth elements extraction technology for 10,000,000 common shares of Great Rock Development Corporation which will bear a Rule 144 restricted legend for 2 years, plus one dollar and 8% smelter royalties “The Transaction.”

BE IT RESOLVED THAT NSU approves the transaction with Great Rock Development Corporation

There being no further business to discuss, the meeting was terminated.

Date: April 29, 2013	NSU Resources
	By	/s/ Luc C Duchesne Abstains from voting
Name: Luc C. Duchesne Title: Director

Date: April 29, 2013	Great Rock Development Corporation
	By	/s/ Robert Williams
Name: Robert Williams Title: Director